Call Participants

EXECUTIVES

S. James Miller
Chairman and Chief Executive Officer

ANALYSTS

Harvey R. Kohn

Michael Fawzy Malouf
Craig-Hallum Capital Group LLC, Research Division

Robert London

Tony Fisch

ATTENDEES

Unknown Attendee

Presentation

Operator

Good afternoon, everyone, and thank you for participating in ImageWare Systems corporate update call to highlight their progress since its last update on August 14, 2017. Joining us today are, ImageWare Systems' Chairman and CEO, Mr. Jim Miller; and the company's CFO, Mr. Wayne Wetherell. Following their remarks, we'll open the call for your questions.

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as anticipate, believe, estimate, expect, forecast, intend, may, plan, project, predict, if, should and will and similar expressions as they relate to ImageWare Systems, Inc. are intended to identify such forward-looking statements.

ImageWare may, from time to time, update these publicly-announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will, in fact, occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see Risk Factors in ImageWare's annual report on Form 10-K for the fiscal year ended December 31, 2016, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended. Readers are cautioned not to place any undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

I would like to remind everyone that this call will be available for replay through December 9, 2017, starting at 8:00 p.m. Eastern tonight. A webcast replay will also be available via the link provided in today's press release as well as available on the company's website at www.iwsinc.com. Any redistribution, retransmission or rebroadcast of this call in any way without the express written consent of ImageWare Systems, Inc. is strictly prohibited.

Now I would like to turn the call over to the Chairman and Chief Executive Officer of ImageWare Systems, Mr. Jim Miller. Sir, please go ahead.

S. James Miller
Chairman and Chief Executive Officer

Well thank you, Don, and good afternoon to you all. As you saw at the close of the market today, we reported financial results for the third quarter ended September 30, 2017. I'd like to begin today's call by speaking first about some specific financial results for the quarter and then walk you through some recent developments.

In the third quarter of 2017, total revenues were up 28% to $1.1 million, driven by higher license revenue from identification projects. Gross margin in the third quarter was up 610 basis points to 78.7% from 72.6% in the same quarter a year ago, with the increase primarily due to the higher license revenue with lower relative cost.

Net loss in the third quarter of 2017 was $2.4 million or a negative $0.03, which is unchanged compared to the year ago quarter. At September 30, 2017, cash and cash equivalents totaled $9.9 million compared to $1.6 million at December 31, 2016. As of September 30, 2017, we carried $6 million in debt compared to $2.5 million at December 31, 2016.

During the third quarter, we secured an $11 million financing to bolster our balance sheet and accelerate our sales and marketing efforts. We believe our ability to close this financing on relatively favorable terms is a reflection of the strong progress we've made to commercialize our leading identity management solutions. And we plan to capitalize on our operational momentum to further expand our partnership agreements for our mobile and cloud-based products. We remain focused on expanding our business into nongovernment sectors while continue our mission to integrate our patented biometric engine and GoVerifyID products into the cloud and mobile markets, principally via our GoVerifyID product. We believe that our successful partnership expansions during the third quarter and early in the fourth, some of

which would -- must remain confidential for the moment have us well positioned for the future. In fact, just last month, we received a highly accredited designation from IBM, which validates our integration with IBM's ISAM product, one of the world's premier identity management platforms used by millions of people and corporations around the world, to add security for their customers. With this integration, ISAM users will be able to utilize our multimodal biometric authentication with mobile devices by swiping a fingerprint, taking a selfie or even providing a voice sample to authenticate their identity. And of course, these customers can also add additional biometrics modalities as desired, given the agnostic capabilities of our Biometric Engine. We are now in discussions and tests with IBM customers and partners regarding this product.

Our partnership with Fujitsu is progressing very nicely. As you'll recall, early in the third quarter, IWS and Fujitsu Americas executed a multiyear marketing and sales agreement alongside our existing agreement with Fujitsu in Europe, the Middle East, Africa and India, with additional regions in process. Since that time, IWS has delivered a private label GoVerifyID product to Fujitsu for their use and sale, and it is part of Fujitsu's Biometrics-as-a-Service product. So when you see Fujitsu speak of that product, you will know it includes IWS. That private label agreement is, we believe, the first and only of its kind in the industry, which is further testament to the product's quality and the innovative position in the marketplace. Of course, as you'll also recall, this is the same product that received Frost & Sullivan's Most Innovative Product and Best Practices Award for the entire biometrics industry earlier this year.

We've been at work with Fujitsu in completing the training of their support teams, which is, of course, an essential component on any product rollout, particularly to consumers. Your helpdesk must be fully operational, there must be support infrastructure in place, et cetera. And speaking of helpdesk, many of you saw the recent Fujitsu announcement that they have incorporated their Biometrics-as-a-Service solution, providing mobile, out-of-band biometric user authentication directly into their helpdesk product. This will ensure that communications between a helpdesk or support center and its customers are secure, verifiable and can be trusted. This new version of the helpdesk solution will debut in January, at first in the U.S. and the U.K. and later in other parts of the world, and will be rolled out to millions of current users of that application. As we speak, an IWS team is presenting our new GoVerifyID application, which is supporting palm recognition at the Fujitsu Forum, a twice-a-year major event held by Fujitsu with -- which gathers thousands of Fujitsu customers from around the world to look at the latest products. So with this new product, simply put your palm over your mobile device camera and, Voilà, you are authenticated.

Finally, we are particularly excited about Fujitsu's announcement of a federated identity system. The implementation plan is being completed, and a proof of concept is scheduled to be delivered this month to a customer that, for the moment, needs to remain nameless. Our expectation is that this project will go live in the first quarter of 2018 and have a significant positive impact on our company as it will involve, when fully deployed, millions of users with well-known companies.

At Hewlett-Packard, we continue our working relationship with Hewlett-Packard in Asia, both for the sale of our GoVerifyID products to HP customers in that region as well as here at home with HP Corporate for internal uses. SAP and IWS are working on several product modifications that will clear the way for SAP's resale of the IWS product by the SAP sales force. SAP has also invited us to participate in their booth at the Mobile World congress in late February, and we expect this event, which is the largest gathering for the mobile industry in the world, to be an effective sales opportunity, especially in tandem with the marketing campaign to drive interest.

As we look to commercialize our products alongside our partners, particularly the larger ones, it's become very clear that channel management is an important competent in the sales process. This means having a dedicated ImageWare expert on the ground and amongst our partners everyday inside their headquarters, answering questions about our technology and supporting their rollout. Such a research will begin, for example, at CDW in this fourth quarter, and we're actively working to bring additional channel-management resources to ImageWare so that we can plug them in as on-site sales resource with several of our other partners.

This brings me to my final point and one you've heard us makes many, many times. The process we take with each partner is unique to that specific partner. Each partner has their own set of objectives, market

forces and processes that need to be navigated internally prior to going to market. Together with all our partners, we're blazing a new trail. The path to commercialization of a revolutionary technology like biometrics is not at straight line and requires small tweaks and sometimes larger strategic pivots, often in short time frames. But make no mistake, the end goal and opportunity remains the same. Meaningful progress is being made, and we expect to shortly see all of these efforts translate to revenue-producing deals.

Our partners agree, and one of those partners made us the first, and as I said, as far as we know, the only company in our industry to have its products white-labeled under a major global brand. Another partner integrated IWS into its flagship long-time selling identity management product, which had sold for over a dozen years and is used by millions in the world's largest corporations.

Over the past several months, we've seen the largest compromise of personal financial data in history. Most of our country was hacked, and others around the world have suffered a similar fate. Now the question is, with all that information out there in the hands of folks with criminal intent, what's the best, indeed the only, way to ensure that when that data pops up in bad hands, and it will, that it's really being presented by legitimate legal user? The answer, of course, is crystal clear, biometrics. With our partners, we are engaged in projects that are underway that will help protect millions of identities, and those are only a few of the opportunities we are seeing for our products. You can do the math here as easy as I, but the revenue potentials are large and very significant. Based on the discussions with our partners and our understanding of the customers that our partners are targeting and where they are in their sales process, we remain extremely confident that these partnerships are on the cusp of paying significant dividends. And with that, we'll open the floor to your questions.

Question and Answer

Operator

[Operator Instructions] And we'll take our first question from Mike Malouf with Craig-Hallum Capital Group.

Michael Fawzy Malouf
Craig-Hallum Capital Group LLC, Research Division

Jim, can you start off with just a little bit more color on this first quarter rollout? How long it will take? How big you think it could be? And maybe just a little bit of background on how you [won]?

S. James Miller
Chairman and Chief Executive Officer

So 2 rollouts, I'll do them both. I'm happy to do them both for you, but federated identity and also a separate rollout for a separate product, which is the helpdesk solution that is used by Fujitsu around the world. If we talk about federated first, well of course, the federated identity, which we've -- as we've said is the ultimate vision for the use of ImageWare's technology products. And very simply, that involves the use by a company with an enrolled by biometric identity that would be used for subsequent authentications of transactions, data service, any kind of access to a network. And once enrolled, of course, then that federated identity, with the customer's approval, could be used by any other company. So if company x has 6 other partners and they wish to expand federated database to those partners, it can be done seamlessly and easily, and the customer only has to enroll that first and initial time. So no fuss, no muss, and a great upgrade in security. The federated system was announced by Fujitsu in the third quarter. The idea is there are several companies that are in line to receive it. It will authenticate identities for, in and out, for enterprise and for consumers, and it is expect to be in the tens of millions of users. So it is quite large. Rollout will occur, as any system would in that time, over a several-year period. So you're not going to get all tens of millions at one time. As we've said before, this process from start to finish, customer acquisition or enrollment and creation of the databases, you need to go about it in a very slow and deliberate fashion. But the ramp up will be efficient and will be able to be accomplished and get those tens of million users on in a -- I'm suggesting probably a 2-year time frame. And again, we're talking about...

Michael Fawzy Malouf
Craig-Hallum Capital Group LLC, Research Division

An what will be the catalyst to get these consumers on? I mean, what ...

S. James Miller
Chairman and Chief Executive Officer

Simply put, things like Equifax. I mean, you -- as I was just saying, Mike, you're in a world now where that information has already been compromised for most of us. We may not know it yet individually, but believe me, it has been. So now the question is that it's out there, it's been stolen, how do we protect you when it pops up? And I think a lot of the companies have realized that there is a serious problem out there presented by this happenstance and that so many people are now involved. And you see literally half a country, and I would suggest, respectfully, it's way more than half in one hack because there's a lot of children and younger people who don't have a credit record yet. But the fact remains that we're all at risk. And so to mitigate that risk and to protect against that risk, which oftentimes is self-insured by the individual companies themselves, they're going to adopt this technology to make sure that when that information pops up, it's not a criminal using it, it's really you, or if it is a criminal using it, it gets rejected because it isn't you. So simply put, that's the motivating factor. I think there's been a watershed turn in this entire space, Equifax was not the sole reason, it was the exclamation point on an explanation that was already underway. But a big exclamation point to be sure.

On the helpdesk product, that is a product that Fujitsu uses for its helpdesk services around the world. It uses it for its own, it uses it for the helpdesk service it provides to its clients around the world. This is putting biometrics into the helpdesk. It's actually one of the use cases we're really excited about because when you think about it, as you use a support desk and get access to it, it, number one, makes it easier to use because the qualifying questions, your birthday, last 3 -- last 4 of your social, et cetera, are done away with. They are replaced by your biometrics, so a much more easier, frictionless, secure way of doing business. If the helpdesk provider can save time, it saves money. So both for security and economic reasons, that's the motivator there. It is used by tens of millions of folks around the world, as I said in my earlier comments. It's scheduled to start in January in the U.S. and U.K., and then, ultimately, roll out around the word as a global product. But those are the first 2 regions. And I suspect that will be moved very quickly because people will be enrolling in it as they access the service. And again, the -- there's a huge vulnerability in things like helpdesk. If I have compromised your information, one of the ways I seek to reroute the information that a bank, an insurance company, a healthcare provider, an entertainment cable company would provide to you was I simply call customer service and say you've had a change of address. And under the components we use today to satisfy authenticating your biometrics, if I stole your record from a credit reporting bureau, I have all those things, they're right there in front of me and I can answer every single question. If I've stolen a healthcare record, I probably have family maiden name and the family history section, certainly bank records have that. So there's literally no question I can't answer being asked under today's authentication standards. So biometrics changes that and forces someone to prove they're actually you when they may present that information. So we expect that rollout to go fairly efficiently and quickly as well. That's a really exciting product. As I said, it was one of the earlier use cases we saw for biometrics, and it's just great to see it at last heading to the market.

Operator

We'll take our next question from Robert London with London Family Trust.

Robert London

Yes, Jim, could you give us an idea, looking out 6 months, how many identities we would have on our system? I mean, just generally, what do you look -- what should we expect?

S. James Miller
Chairman and Chief Executive Officer

Well, that's a little bit of a tough question. Our crystal ball is much, much clearer over the last few months than it's been historically, but still not crystal clear with -- in terms of exact numbers, Bob. But you will have -- in 6 months time, we suspect hundreds of thousands to -- into the low millions, I suspect, of people that are on to the system. Again, the wildcard is how fast a third party will enroll its folks. And that's a little bit of -- it's something we don't have control over. Although I will say that once someone takes this product in, then they too are committed to its rollout because the only reason they would take the product is just that, to roll it out to the people. Otherwise, you would just pass on it and let it sit and go about your business some other way. So to see folks not just integrating the product but actually out reselling it with customers they have means very strongly to us that, a, it's going to be used; b, it's going to be efficiently ruled out. And when you're talking about these literally millions of folks that are in just these few projects we're talking about, I think it's fair to say that if you took a small percentage of that, you'd see those kind of numbers in the -- in -- to the low millions in that short -- fairly short period of time frame.

Robert London

Yes, in 12 months, I assume, it's -- we're not about arithmetically, it'd be geometrically, right? It should pick up...

S. James Miller
Chairman and Chief Executive Officer

Yes. Yes, absolutely. And you're also going to have new projects come on. As I said, in front of us today are ones that are committed and are rolling out, which is just great news, but it is by no means the

universe. I mean we are working on a number of others that will also come to market and will have those kinds of similar user pools in them. So it's just -- it's awfully exciting stuff.

Robert London

And what kind of revenue per customer -- a range, could you give us a range of what revenue per customer we should expect?

S. James Miller
Chairman and Chief Executive Officer

Yes, that's a harder one, Bob, because it'll force me to give out some customer pricing information that the partners are never thrilled, and they're also not thrilled with me making projections for them on revenue, being that a number of them are also large public companies. It -- we've been in this kind of middle -- I don't know how to quantify it, the range. As you know, everything we do is a revenue share and a split. So I think the splits would be somewhere between splitting up to $2 to splitting $0.50 kind of thing. And again, I've said it many times but it bears repeating, particularly in context to that question, volume drives price. Simple as that. Yes.

Robert London

Jim, in the 2 areas of -- that you have with Fujitsu today, how many salesmen does Fujitsu have dedicated to Biometrics-as-a-Service?

S. James Miller
Chairman and Chief Executive Officer

Oh, gosh. In the 20s, approaching 30, I think, now, in the region they operate in. I mean, they've got folks -- you're talking about Europe, India, Middle East, Africa, the Americas. Yes, there's a number of folks that are turning to that, and then an equal number of people that are supporting it. As I said, a lot of time is spent by our partners at Fujitsu on building helpdesk capabilities, which is essential to having a customer -- a consumer rollout because you're going to need people to pick the phone up if there's an issue.

Robert London

And are we expecting Fujitsu to actually take it into Asia, Japan, Australia as well?

S. James Miller
Chairman and Chief Executive Officer

Yes, yes. Fujitsu has reiterated that this is their intention. This is a global launch. We are at work with other regions on the paperwork to make that so. And events like the Fujitsu Forum where ImageWare was invited to participate by Fujitsu and are participating with Fujitsu, showing their customers our joint product shows you very clear evidence of that intent to make this a global launch.

Operator

We'll go next to [Stan Kaplan], a private investor.

Unknown Attendee

You and Bob were kind of touching on a direction I'd like to go, but in regard to IBM, and by the way, congratulations on the development of that relationship, but can you speak to us, not in technical terms but in financial terms, the significance of this opportunity with IBM going forward?

S. James Miller
Chairman and Chief Executive Officer

Yes, sure. I think to some extent I certainly can. Well, ISAM, of course, as I mentioned, is the flagship product of IBM. It is a -- been used for over a dozen years and is used by a number of the world's largest corporations. Literally tens of millions of folks use it every single day. It is a wonderful product. It has

not had a regular, standard biometric solution. IBM's approach to biometrics to some extent, on that product at least, has been situational, where they have perhaps put a single modality in. And what this is, is the ability for IBM's customers to pick any modality they want because, as you know, the Biometrics Engine and our mobile products are all agnostic with respect to the types of modalities they can use, and of course, then they can change those modalities as they go along. And I think it's a recognition of the reality of the market that every single one of these customers is different. Some may have no biometric preference at all, some may already have a biometric they have under contract for some other reason. And of course, if you're paying for something, you'd like to continue to use it. So we offer that to IBM customers. As the arrangement is set up, as those customers come on, the license will be directly to ImageWare. So we are, as I said, in discussions with a couple of folks right now on that licensing, and we're pretty excited. I think this open up a tremendous avenue for ImageWare. Again, this is one of the top identity management platforms in the world to be integrated and indeed selected by IBM to further the biometrics in that product is a heck of a complement to our team here, and it represents a big financial opportunity. So that -- the formal announcements, I think, of the product are due out by IBM later this month. We're out a little ahead of that with their permission. But -- so you'll -- as you stay tuned, you'll see exactly where this product is going, and we'll be using it.

Unknown Attendee

Well, based on their acceptance of our product as we are today, I mean, is that, at this point, mean that there is some business in place? Or does all of this have to be sold individually to each of their customers? And do they support that? How does that work?

S. James Miller
Chairman and Chief Executive Officer

No. Yes, I think there are, as I said, millions of folks who use ISAM everyday. With the new version, whether we were in it or not, IBM and its customers need to elect to buy it. So yes, it needs to be sold. That's -- I don't think there's any shortcut way around that. There's no automatic -- we have new features and you just flip the switch and pay us. That's not going to happen. It doesn't happen in any upgrade to products, whether or not, as I said, ImageWare is part of it or it's done by some other company. But resident on someone's already-used, "many times proven over and over again" identity platform, that sales process is a lot more efficient, which should go quicker. And you have enormous credibility because you effectively have already been certified by the platform's creator that they have tested your product and they say, not we say, they say, after testing, that you are seamlessly integrated and ready to go. And that's what they've said. That's a huge, huge leg up for us as we acquire customers.

Unknown Attendee

Are they devoting some sales support to this effort?

S. James Miller
Chairman and Chief Executive Officer

They are kicking off a new version of the product later in the month. And yes, they will.

Unknown Attendee

Okay. And finally, what's the universe? Obviously, IBM is huge, what's the opportunity?

S. James Miller
Chairman and Chief Executive Officer

Well, there's literally -- as I said, millions and millions, tens of millions of people use the platform every day. So -- and you're resident on the platform and validated as a product that works with the platform. So as far as we're concerned, the target market is every single one of those users. I mean, there's nobody that could not use it. Let me put it another way, there's nobody that would be disqualified from use in the entire user pool of the IBM ISAM product.

Unknown Attendee

Okay, and how large is that? Do you have any idea?

S. James Miller
Chairman and Chief Executive Officer

Yes, I know there's been couple of different numbers that have been out there. It's in the high tens of millions, I believe.

Unknown Attendee

Okay, so just a piece of that at $0.50 to $2 each, that's a pretty good opportunity.

S. James Miller
Chairman and Chief Executive Officer

Yes. Exactly why we're excited, Sam. Exactly. Yes, yes.

Operator

[Operator Instructions] We'll take our next question from Tony Fisch with Fisch -- with Tony Fisch Consulting.

Tony Fisch

Jim, I was just reviewing a quote from the Fujitsu press release that went out late July from Jason Bradley, regarding the large-scale federated deal. I believe, initially, the deal was scheduled to launch, according to Jason's quote, late in Q3. I guess, I think, maybe last conference call, we've mentioned -- you mentioned, or ImageWare talked a little bit about September as a kind of a potential goal for that, and we're here now in November. Could you kind of talk a little bit about it because it would indicate that there was some sort of delay in that launch. If not, we probably would've heard a little bit more about it in detail. If you could kind of outline and walk through what that is and a little bit more on the time line, it would be really appreciated.

S. James Miller
Chairman and Chief Executive Officer

Yes, no problem. Thanks for the question, it's a good one. Indeed, when it was first announced by Fujitsu, that was the working time frame, it was the Q3. I think we've said it before, in fact I know we have in a prior call, there's a lot of moving parts here, only one of which is us. So there's a number of factors that have all had to come together. And when you've got a -- we've all seen it in our lives, when enough people are in one room, things tend to slow down because everybody's concerns need to be voiced and be heard and be understood and sometimes even acted upon. So that's no different in this situation, but we are moving forward. As I said in the remarks before the questions, we are scheduled. There's an implementation plan that is now final. We are scheduled to deliver a, what we call, a proof-of-concept working product. So what that means is -- and again, not just us contributing to do that, there are number of other companies that are supplying product to it. But what that means is the ability for the people who are using it to kind of check it out. See that they're getting what they expect to be getting, and all those things take a little time as well. And a little more complicated because you're headed into that time in the world where there's holidays and all those things that, well, like it or not, need to be accounted for. So we are kind of looking at -- what I understood from Fujitsu just very recently was in the first quarter of '18. And that appears to be the date that we are now working with. And nothing why that -- nothing as far as we know that doesn't make that realistic.

Operator

We'll now take our next question from Harvey Kohn with HRK Strategic Advisory.

Harvey R. Kohn

I will just add to that -- to the comment you just had regarding Fujitsu and the time line. Being in the business, in the investment business for over 40 years, I've seen an enormous number of new

technologies come to the market. And the only thing I know for certain is the larger the opportunity, the longer the wait for adoption. So I think we understand that. Having said that, I have 2 questions that really touch on area of competition, I guess. And the first one would be, Fujitsu and/or IBM have integrated our technology. Are there any other companies, major companies, that have integrated to the same extent into those technologies? In other words, do IBM and Fujitsu have other biometric players and we are one of them? Or are we singular there? So that's question number one. Question number 2, and we don't have enough time on a call like this, but we have signed a huge number of very impressive partnerships, and I guess my question is, I just want to make sure that all of them are still in place and moving forward, and that we haven't lost any of them or hasn't gone backward.

S. James Miller
Chairman and Chief Executive Officer

No. We thank you for both the questions, let me do number two, first. We have, I think, in the industry have the highest number of partners that are, what I would call, [indiscernible] global, large companies that have recognized the innovation of the ImageWare products and have integrated with it. So you know the list, the CA, HP, SAP, Fujitsu, IBM and Lockheed Martin, and there are lots of others. But as I also said many times, each partner is different, and they all come to market at different times. So what you see in Fujitsu and IBM are partners that have gone from sort of technology partners to active marketing and sales partner. I referred in the earlier comments to SAP, which is a company that is teeing up to resell the product. We need to do a couple of things based on some new products that they've come out with to get more current integration, but we'll clear the way for that as well. So that's why we are seeing a pack of other companies that will also graduate, if I can you use that word, from technology partners, where they become familiar with the company, the people, get to know you, get to feel comfortable with you as people and your products that work, and convert those to, okay, we're now willing to put our name, our money, global brand and reputation on the line and sell that product with you. And in some cases as our friends at Fujitsu do under their own brand. So -- and those are big moves. I know everybody wants that to go like fast, so do we. We've tried everything that you can think of to make that process go quicker, but there's -- as I've said often as well, it's not light switch. And it's -- each partner has the process, you need to work the process. But they're all headed to that right way, to launch a product. Some of them have cross-selling arrangements. Fujitsu sells other of our partners' products, integrates them, uses them, so there's some really wonderful marketing and cross-selling opportunities that we're seeing, looking at there. Some will involve new partnerships that have come out of those discussions with companies that we have not historically talked that are large and you'll know the names of. So it -- all this is very, very exciting stuff. But the whole idea from day one, the plan has always been, get those technology partners signed up and then move them as quickly as they could be moved to marketing and sales. Because when you're marketing and selling, the only goal, the only goal is generating revenue. That's it. The testing is over, the sandbox playtime with the products is over, you're only out there generating revenue. And those folks have gone on the line with budgets that -- and commitments they've made to their own managements. So they too -- they have to move a product along as well. So that's kind of how all that works.

Harvey R. Kohn

Okay. And in terms of the Fujitsu and IBM integration of our technology? I mean, are we...

S. James Miller
Chairman and Chief Executive Officer

Yes. Well, I mean, that's complete. I mean, those are completed as new products from those, both those companies...

Harvey R. Kohn

But what I'm saying is are there any other biometric companies who also have been integrated into the Fujitsu and the IBM?

S. James Miller
Chairman and Chief Executive Officer

Other biometric -- no. Harvey, we're unique because our platform is unique. I mean, that's -- the Biometric Engine platform is unique, which is the reason, I think at the core reason, of the selection of ImageWare as a partner. You're not going to find these -- most of the players in our marketplace are single modalities. And the ones that offer more than one modality, don't offer it on an integrated platform or they offer it as middleware, which is a longer discussion, but is not an efficient way, not a scalable way to offer this product and deploy it to tens of millions of people. It's been proven many times not to be able to scale up. So that's the reason at the end of...

Harvey R. Kohn

I just wanted to make sure -- I wanted to make sure that we are -- it elevates where we are.

S. James Miller
Chairman and Chief Executive Officer

Yes, absolutely. Absolutely.

Operator

That does concludes today's question-and-answer session. I would now like to turn the call back over to Mr. Miller for any closing remarks.

S. James Miller
Chairman and Chief Executive Officer

Thank you, Tom. Introducing groundbreaking technology that replaces a 50-year-old plus security construct used by literally everyone in the world is hard work and not for the faint of heart. Don't take our word for it, ask anyone, and we mean any and all ones in our industry and they'll all tell you the same thing. Those headwinds, most always thrown in our world against change blow hard and blow long. And change is simply not a state most humans are comfortable with, nor do they particularly welcome it, but change is afoot. And if you're not seeing progress here at IWS, we respectfully suggest you're not looking carefully. Our global company partners are on the move, they're fully engaged and they will be enjoined soon by others who see the time is right to move from technology partnering to market and sales partner, where, as I just said, the only goal is to produce revenue for all parties. We're very much looking forward to speaking with you on our next corporate update in March. And of course, we'll be talking to you along the way as significant events unfold. As always, we'd like to thank everyone for joining. We appreciate your time and ongoing support. And with that, we'll wish you a very good evening. And thanks for your attention today.

Operator
That does conclude today's conference call. Thank you for your participation. You may now disconnect.